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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2003

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29911 (Commission File Number)	87-0662823 (IRS Employer Identification)
355 South 520 West Lindon, Utah 84042 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (801) 765-4999
N/A (Former name or former address, if changed since last report)

ITEM 7.    Financial Statements and Exhibits

(c)
The SCO Group, Inc. hereby furnishes the following exhibits:

99.1
Amendment No. 2 dated October 16, 1996 to the Asset Purchase Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.

99.2
Technology License Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.

ITEM 9.    Regulation FD Disclosure

        The SCO Group, Inc. hereby furnishes the following two agreements and information related to the December 6, 1995 acquisition by The Santa Cruz Operation, Inc. from Novell, Inc. of certain UNIX system related assets:

  •
  Amendment No. 2 dated October 16, 1996 to the Asset Purchase Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc. (the "Asset Purchase Agreement").

  •
  Technology License Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.

        These agreements are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

        Additionally, The Santa Cruz Operation, Inc. filed with the Securities and Exchange Commission a Current Report on Form 8-K on December 21, 1995 (File No. 0-21484) in which the following agreements were filed together as Exhibit 2.1 and are publicly available:

  •
  The Asset Purchase Agreement; and

  •
  Amendment No. 1 to Asset Purchase Agreement dated December 6, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.

        Copies of these agreements, which are not attached to this Current Report on Form 8-K, may be obtained by contacting Joanie Bingham at The SCO Group, Inc., 355 South 520 West, Lindon, Utah 84042, 801-932-5812 or email—jbingham@sco.com.

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	November 18, 2003	The SCO Group, Inc.
		By	/s/ ROBERT K. BENCH Robert K. Bench Chief Financial Officer Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 2 dated October 16, 1996 to the Asset Purchase Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.
99.2	Technology License Agreement dated September 19, 1995 between Novell, Inc. and The Santa Cruz Operation, Inc.

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  ITEM 7. Financial Statements and Exhibits
  ITEM 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX